EXHIBIT 10.7
AMENDED AND RESTATED
ADMINISTRATIVE SUPPORT AGREEMENT
     This Agreement (the “Agreement”) dated as of December 1, 2005, by and between mowheeler.com Inc. d/b/a Drummond Road Capital., with offices at 1801 E. Ninth Street, Suite 1120, Cleveland, Ohio 44114 (“Drummond Road”), and Cohesant Technologies Inc., a Delaware corporation with offices at 5845 West 82nd Street, Indianapolis, Indiana 46278 (“Cohesant”).
     WHEREAS, the parties hereto are subject to an Administrative Support Agreement, dated December 1, 2001; and
     WHEREAS, the parties desire to amend and restate such agreement;
     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties agree as follows:
     1. Responsibility of Drummond Road. Drummond Road shall provide office space and administrative support services for Cohesant and its subsidiaries CIPAR Inc. and CIPAR Services Inc. and for employees of Cohesant and those subsidiaries while in Cleveland.
     2. Compensation. In consideration of the benefits and services listed above, Cohesant shall pay to Drummond Road an administrative fee of Eighty Six Thousand Six Hundred Sixty Seven Dollars ($86,667.00) per annum, payable in advance in equal quarterly installments of $21,666.75 on the first day of each quarter during the term hereof. During any renewal term payment shall be made at the rate of $7,222.25 per month.
     3. Term. This Agreement shall commence on the date first above written and shall terminate on May 31, 2006. Thereafter, this agreement shall continue on a month-to-month basis until such time as either party provides the other at least 10 days written notice of its election to terminate the Agreement at the end of such month.
     4. Notices. Notice to be given to the parties hereunder shall be by overnight courier, facsimile transmission followed by a confirming, written copy, or United States certified mail, return receipt requested, to the address of the respective parties set forth above. Either party hereto may designate a new address at any time by notifying the other party in the manner set forth above.
     5. Modification. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof amends and supersedes the Agreement, dated December 1, 2001 between Cohesant and Drummond Road LLC. Any change, modification, amendment or alteration to this Agreement shall be effected only in writing and signed by the party or parties against whom enforcement of any such change, modification, amendment or alteration is sought.

     6. Non-Waiver. The failure of any party hereto, at any time to require performance by any party hereto of any provision hereof, shall in no way affect the right of such failing party hereafter to enforce such provision nor shall any waiver by any part of any breach of any provisions hereof be taken or held to be a waiver of any succeeding breach of such provisions hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.
     7. Assignment and Successors; Binding Effect, etc. The rights and obligations of Drummond Road and Cohesant under this Agreement shall inure to the benefit of and shall be binding upon the successors of Drummond Road and Cohesant and may not be assigned without the consent of the other party hereto, and any such purported assignment shall be null and void.
     8. Governing Law. The terms of this Agreement shall be construed and governed in accordance with the laws of the State of Ohio without regard to principles of conflicts of law.
     9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which together shall constitute one Agreement. The signature of any party to any counterpart, or facsimile thereof, may be appended to any other counterpart, and when so appended shall constitute one original.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

mowheeler.com, Inc d/b/a DRUMMOND ROAD CAPITAL.
By:	/s/ Morris H. Wheeler
Morris H. Wheeler, President

COHESANT TECHNOLOGIES INC.
By:	Robert W. Pawlak
Robert W. Pawlak, Chief Financial Officer